                                                                    EXHIBIT 23.4

                                  [LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS'



Board of Directors and Shareholders
Starnet Communications International (DE) Inc.
World Gaming Plc


We hereby consent to the use of our audit report dated July 22, 2000 with respect to Starnet Communications International (DE) Inc. for the year ended April 30, 2000 which is incorporated by reference in this Amendment Number 1 to Form F-4 of World Gaming Plc and to all references to our firm in this Amendment Number 1 to Form F-4.



/s/ HJ & ASSOCIATES, LLC
------------------------
HJ & Associates, LLC
Salt Lake City, Utah
November 7, 2000